Exhibit 99.1

NeurAxis Announces $5.0 Million

Registered Direct Offering

CARMEL, Ind., May 21, 2025 (GLOBE NEWSWIRE) — NeurAxis, Inc. (“NeurAxis,” or the “Company”) (NYSE American: NRXS), a medical technology company commercializing neuromodulation therapies addressing chronic and debilitating conditions in children and adults, today announced that it has entered into definitive agreements for the purchase and sale of an aggregate of 1,538,461 shares of its common stock at a purchase price of $3.25 per share in a registered direct offering priced at the market under NYSE American rules.

The offering is expected to close on or about May 22, 2025, subject to the satisfaction of customary closing conditions.

Craig-Hallum Capital Group is acting as the exclusive placement agent for the offering.

The gross proceeds from the offering are expected to be approximately $5.0 million, before deducting placement agent fees and other offering expenses payable by the Company. NeurAxis intends to use the net proceeds from the offering for working capital and general corporate purposes.

A shelf registration statement on Form S-3 (File No. 333-283798) relating to the securities being offered was originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 13, 2024, and declared effective on February 11, 2025. The offering is being made only by means of a prospectus supplement and accompanying prospectus that form a part of the shelf registration statement. The final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Electronic copies of the final prospectus supplement and accompanying prospectus, when filed, may be obtained on the SEC’s website at www.sec.gov or by contacting Craig-Hallum Capital Group LLC at 323 North Washington Avenue, Suite 300, Minneapolis, Minnesota 55401, Attention: Equity Capital Markets, by telephone at 612-334-6300, or by email at prospectus@chlm.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About NeurAxis, Inc.

NeurAxis, Inc., is a medical technology company focused on neuromodulation therapies to address chronic and debilitating conditions in children and adults. NeurAxis is dedicated to advancing science and leveraging evidence-based medicine to drive adoption of its IB-Stim™ therapy, which is its proprietary Percutaneous Electrical Nerve Field Stimulation (PENFS) technology, by the medical, scientific, and patient communities. IB-Stim™ is FDA cleared for functional abdominal pain associated with irritable bowel syndrome (IBS) in adolescents 8-21 years old. Additional clinical trials of PENFS in multiple pediatric and adult conditions with large unmet healthcare needs are underway. For more information, please visit http://neuraxis.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. There are a number of important factors that could cause actual results, developments, business decisions or other events to differ materially from those contemplated by the forward-looking statements in this press release. These factors include, among other things, the conditions in the U.S. and global economy, the trading price and volatility of the Company’s stock, public health issues or other events, the Company’s compliance with applicable laws, the results of the Company’s clinical trials and perceptions thereof, the results of submissions to the FDA, the results of the shareholder vote to enable the issuance of the Preferred Stock, and factors described in the Risk Factors section of NeurAxis’s public filings with the Securities and Exchange Commission (SEC). Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable law, the Company undertakes no obligation to update or revise these statements, whether as a result of any new information, future events and developments or otherwise.

Contacts:

Company

NeurAxis, Inc.

info@neuraxis.com

Investor Relations

Lytham Partners

Ben Shamsian

646-829-9701

shamsian@lythampartners.com